Exhibit (n)(1)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Accountants and Legal Counsel" and "Independent Registered Public Accounting Firm and Legal Counsel" and to the use of our report dated May 12, 2005, in the Registration Statement (Form N-2 Investment Company Act File No. 811-21376, Security Act File No. 333-106370) and related Prospectus of Goldman Sachs Hedge Fund Partners Registered Fund, LLC for the registration of its limited liability company interests.

                                                  ERNST & YOUNG LLP


New York, NY
July 1, 2005